Exhibit 99.1

         COLLECTORS UNIVERSE'S DIAMOND GRADING DIVISION GCAL SELECTED AS
                 EXCLUSIVE GRADING LAB FOR CUSHETTE(R) DIAMONDS

NEWPORT BEACH, Calif., Feb. 28 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles and diamonds, today announced that its diamond grading division Gem Certification & Appraisal Lab (GCAL) has executed an agreement to become the exclusive grading lab for Cushette(R) diamonds (www.cushette.com), a brand sold across the United States, Canada, Europe and Australia.

The Cushette diamond is a branded cut of diamond owned by VisionCut of New York. The cut is patented with 77 facets more than the normal 58 facets in a traditional cushion cut. According to VisionCut, the extra facets are properly included in the overall cut of the diamond in order to increase the light coming into the stone and the resulting brilliance. The Cushette is sold only at fine jewelry stores in order to provide the best support and service for Cushette diamond owners.

"The Cushette is one of the best types of diamond cuts for white light return and therefore, when we perform our direct light performance analysis, this cut of diamond yields superior results," stated Don Palmieri President of GCAL. "We are pleased to become the exclusive grading lab for Cushette diamonds and provide our Five Star Diamond Certificate on this beautiful stone that will no doubt satisfy many buyers in the marketplace."

"This is an excellent diamond brand for GCAL and a very appropriate application of the bundled services we offer combining light performance, Gemprint and quality analysis which sets the GCAL certificate apart from other grading services in the diamond markets. We see this as another step in the right direction in establishing our unique service offering in the diamond market," explained Michael Haynes, Chief Executive Officer of Collectors Universe.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency and diamonds. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps and diamonds. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

Forward Looking Information

This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

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Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, including, but not limited to the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond market, will not be successful in enabling us to improve our profitability and that those businesses and the services that they provide will not gain market acceptance, or will increase our operating expenses and possibly cause us to incur losses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005 which we filed with the Securities and Exchange Commission on September 13, 2005 and our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005, which was filed with the Securities and Exchange Commission on February 9, 2006. Due to the above-described risks and uncertainties and those described in our 2005 Annual Report on Form 10-K and our quarterly report on Form 10-Q, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

    Cushette(R) is the registered trademark of VisionCut.

    Contacts
    Joe Wallace
    Chief Financial Officer
    Collectors Universe
    949-567-1245
    Email: jwallace@collectors.com

    Ingrid Shieh
    Investor Relations
    The Piacente Group, Inc.
    212-481-3019
    Email: ingrid@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
    -0-                             02/28/2006
    /CONTACT: Joe Wallace, Chief Financial Officer of Collectors Universe, +1-949-567-1245, jwallace@collectors.com; or Ingrid Shieh, Investor Relations of The Piacente Group, Inc., +1-212-481-3019, ingrid@thepiacentegroup.com, for Collectors Universe, Inc./

    /Web site:  http://www.cushette.com /
    /Web site:  http://www.collectors.com /
    (CLCT)